SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011

WebMD Health Corp.

(Exact name of Registrant as specified in its charter)

Delaware	0-51547	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Eighth Avenue, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 624-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2011, the Board of Directors of WebMD Health Corp. (the “Company”) declared a distribution as a dividend of one Right (each, a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”), to stockholders of record at the close of business on November 14, 2011, and for each share of Company Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as defined below). The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

The Rights will initially trade with, and will be inseparable from, the Company Common Stock. The Rights will not be evidenced by separate certificates until they become exercisable. As long as the Rights are attached to the Company Common Stock, the Company will issue one Right with each new share of Company Common Stock so that each share of Company Common Stock will have a Right attached. Following the Distribution Date (as defined below), separate certificates evidencing the Rights will be mailed to eligible holders of record of Company Common Stock.

The Rights will become exercisable either (i) 10 days following a public announcement that a person or group (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or such Subsidiary) (an “Acquiring Person”) has acquired beneficial ownership of 12% or more of the then-outstanding shares of Company Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 12% or more of the then-outstanding shares of Company Common Stock (the earlier of (i) and (ii) above being the “Distribution Date”). For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of the shares underlying options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities or contract rights or certain derivative positions, whether or not currently exercisable. For so long as a person that beneficially owns 12% or more of the outstanding shares of Company Common Stock as of the date of the Rights Agreement continues to beneficially own 12% or more of the outstanding shares of Company Common Stock, such person shall not be deemed to be an Acquiring Person unless and until such person acquires additional shares of Company Common Stock representing 1.0% of the then outstanding shares of Company Common Stock. A person will not be deemed to be an Acquiring Person under the Rights Agreement if it becomes the beneficial owner of 12% or more of the then-outstanding shares of Company Common Stock solely because of a change in the aggregate number of shares of Company Common Stock since the last date on which such person acquired beneficial ownership of any shares of Company Common Stock and who has not acquired beneficial ownership of any additional shares since the date on which such person became such a beneficial owner. In addition, a person will also not be deemed to be an Acquiring Person if it becomes the beneficial owner of 12% or more of the then-outstanding shares of Company Common Stock solely because such person acquired such beneficial ownership in the good faith belief that the acquisition would not (i) cause its beneficial ownership to equal or exceed 12% of the shares of the Company Common Stock then outstanding and such person relied in good faith in computing the percentage of its beneficial ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (ii) otherwise cause the rights to become exercisable, so long as such person reduces its beneficial ownership to less than 12% of the then outstanding shares of Company Common Stock as promptly as practicable.

The Rights will expire at the close of business on November 1, 2012, unless earlier redeemed by the Company or unless the Rights Agreement is amended (in each case as described below).

Each Right entitles the registered holder thereof, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at an exercise price of $153.00 per Unit, subject to adjustment.

Flip-in Feature: If a person or group becomes an Acquiring Person, then each Right will entitle its holder to purchase, at the Right’s then-current exercise price, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a market value equal to twice the then-current exercise price of the Right. At such time, all Rights that are beneficially owned by any Acquiring Person (or, under certain circumstances, a transferee thereof) will be null and void.

Flip-over Feature: If, after a person or group becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each Right (except Rights which previously have been voided as described above) will entitle its holder to receive, at the Right’s then-current exercise price, common stock of the Acquiring Person having a value equal to two times then-current exercise price of the Right.

The Board shall have the right to adjust, among other things, the exercise price, as well as the number of Units of Preferred Shares issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares.

At any time prior to the earlier of (i) a person or group becoming an Acquiring Person or (ii) November 1, 2012, the Company’s Board of Directors may redeem the Rights in whole at a price of $0.01 per Right, payable, at the election of the Board of Directors, in cash or shares of Company Common Stock. Once the Rights are redeemed, the Rights will terminate and the holders of Rights will only be entitled to receive $0.01 per Right.

After a person or group becomes an Acquiring Person, the Board of Directors, at its option, may exchange each Right for (i) one Unit of Preferred Stock or (ii) the number of Units of Preferred Stock equal to (x) the difference between the aggregate market price of the number of Units of Preferred Stock to be received pursuant to the “Flip-in Feature” described above and the exercise price divided by (y) the market price per Unit of Preferred Stock upon the triggering of the “Flip-in Feature”.

The Company may amend the Rights Agreement in any way at any time prior to the Distribution Date. After the Distribution Date, the Company may amend the Rights Agreement without the approval of Rights holders in order (a) to cure any ambiguity, (b) to correct or supplement any defective or inconsistent provision, (c) to shorten or lengthen any time period as permitted by the Rights Agreement or (d) to change or supplement the Rights Agreement in any manner which would not adversely affect the interests of Rights holders.

Each Unit of Preferred Stock, if issued:

•	will be non-redeemable and subordinate to any other shares of preferred stock that may be issued by the Company;

•	will entitle holders to certain dividend and liquidation payments;

•	will have one vote, voting together with the Company Common Stock;

•	will entitle holders to elect two directors if dividends are in arrears for six consecutive fiscal quarters;

•

if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock; and

•	is protected by customary antidilution provisions with respect to dividends, liquidation and voting rights, and in the event of mergers and consolidations.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors because (i) the Rights may be redeemed by the Board at a nominal price of $0.01 per Right at any time on or prior to the public announcement made by either the Company or the Acquiring Person that such Acquiring Person has acquired beneficial ownership of 12% or more of the Company Common Stock or (ii) the Rights Agreement may be amended prior to the Distribution Date so that it does not interfere with such merger or other business combination. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Company’s Board of Directors. However, the effect of the Rights may be to discourage a third party from making a tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed under Item 1.01 above is incorporated by reference herein.

Following the issuance of the Preferred Stock upon exercise of the Rights and as more fully described in the Form of Certificate of Designation for the Preferred Stock, which is included as Exhibit C to the Rights Agreement, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on the Company Common Stock or any other class or series of stock of the Company ranking junior to the Preferred Stock and on any other class or series of stock of the Company ranking on a parity with the Preferred Stock, will be subject to certain restrictions in the event that dividends or distributions payable on the Preferred Stock are in arrears.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS. The following exhibits are filed herewith:

Exhibit 4.1	Rights Agreement dated as of November 2, 2011, between WebMD Health Corp. and American Stock Transfer & Trust Company, LLC, including the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the Form of the Certificate of Designation for the Preferred Stock as Exhibit C. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated November 3, 2011).

Exhibit 99.1	Press Release dated November 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

WebMD Health Corp.
By	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

Date: November 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement dated as of November 2, 2011, between WebMD Health Corp. and American Stock Transfer & Trust Company, LLC, including the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the Form of the Certificate of Designation for the Preferred Stock as Exhibit C. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated November 3, 2011.)

99.1	Press Release dated November 2, 2011.